                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM T-1
                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                              ---------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                               -------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

3384 PEACHTREE ROAD
SUITE 200
ATLANTA, GEORGIA                                     30326-1106                 41-0257700
(Address of principal                                (Zip Code)                 (I.R.S. employer identification
executive offices)                                                              number)

                               -------------------

                                   MARY WILLIS
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                               3384 PEACHTREE ROAD
                                    SUITE 200
                           ATLANTA, GEORGIA 30326-1106
                                  404-965-7221
            (Name, address and telephone number of agent for service)

                               -------------------

                         KRUG INTERNATIONAL CORPORATION

                  OHIO                                                  31-0621189
             (State or other                                           (IRS employer
      jurisdiction of incorporation                                 identification no.)
            or organization)

          900 CIRCLE 75 PARKWAY
               SUITE 1300
            ATLANTA, GEORGIA                                               30339
(Address of principal executive offices)                                (Zip Code)

                               -------------------

             Senior Subordinated Zero Coupon Notes Due July 1, 2007
                       (Title of the indenture securities)

                                                                            333-
                                                           Registration No.

1.       General information.
         Furnish the following information as to the trustee:

                  Name and address of each examining or supervising authority to which it is subject.

                  COMPTROLLER OF THE CURRENCY
                  WASHINGTON, D.C.

                  Whether it is authorized to exercise corporate trust powers.

                  YES.

2.       Affiliations with obligor.
         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE.

16.      List of Exhibits.
         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Association of the Trustee as now in effect (included in Exhibit 1).

         (2) A copy of the Certificate of Authority of the Trustee to commence business (included in Exhibit 2).

         (3) A copy of the Authorization of the Trustee to exercise corporate trust powers (included as part of Exhibits 1 & 2).

         (4) A copy of the existing By-laws of the Trustee (included in Exhibit 4).

         (5)      Copy of each Indenture referred to in Item 4. Not applicable

         (6) The Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest Report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1999.

                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Atlanta and the State of Georgia, on the 8th day of September, 1999.


                                    U.S. BANK TRUST NATIONAL ASSOCIATION



                                    By:  /s/ Mary Willis
                                       -----------------------------------------
                                         Mary Willis
                                         Assistant Vice President



/s/ Richard Jaegle
------------------------------
Richard Jaegle
Vice President



                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three
(3) years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                             EXHIBIT 1 TO FORM T-1



                            ARTICLES OF ASSOCIATION
                                       OF
                      U.S. BANK TRUST NATIONAL ASSOCIATION

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                            ARTICLES OF ASSOCIATION

     For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

        FIRST. The title of this Association shall be "U.S. Bank Trust National Association."

        SECOND: The main office of this Association shall be in the City of Atlanta, County of Fulton and State of Georgia. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

        THIRD. The board of directors of the Association shall consist of not less than five nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the shareholders at any annual or special meeting thereof. A majority of the board of directors shall be necessary to constitute a quorum for the transaction of business at any directors' meeting. Each director shall own common or preferred stock of this Association with an aggregate par, fair market, or equity value of not less than $1,000.00, as of either (i) the date of purchase, (ii) the date the person became a director, whichever is more recent. Any combination of common or preferred stock of this Association or U.S. Bancorp may be used.

        Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

        Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

        Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

        Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

        FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

        A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

        A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

        FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

        No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

        Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

        Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

        SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

        The board of directors shall have the power to:

        (1) Define the duties of the officers, employees and agents of this Association.

        (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

        (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

        (4)  Dismiss officers and employees.

        (5) Require bonds from officers and employees and to fix the penalty thereof.

        (6) Ratify written policies authorized by this Association's management or committees of the board.

        (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

        (8)  Manage and administer the business and affairs of this Association.

        (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

        (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

        (11) Make contracts.

        (12) Generally to perform all acts that are legal for a board of directors to perform.

        SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Atlanta without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the currency.

        EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

        NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

        TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

        ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

        TWELFTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.


                                      ***

                             EXHIBIT 2 TO FORM T-1



                           CERTIFICATE OF AUTHORITY
                                      OF
                      U.S. BANK TRUST NATIONAL ASSOCIATION
                             TO COMMENCE BUSINESS

                          COMPTROLLER OF THE CURRENCY
                   TREASURER DEPARTMENT OF THE UNITED STATES

                                WASHINGTON D.C.


          Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that U.S. Bank Trust National Association located in Atlanta, State of Georgia, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

          Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.




                         In testimony whereof, witness my signature and seal of office this sixteenth day of March 1999.

                                 /s/    John D. Hanshe, J
                              -------------------------------------------
                                    Comptroller of the Currency

Charter No. 23863
    [SEAL]

                             EXHIBIT 3 TO FORM T-1




                                 AUTHORIZATION
                                      OF
                     U.S. BANK TRUST NATIONAL ASSOCIATION
                      TO EXERCISE CORPORATE TRUST POWERS
                     (INCLUDED AS PART OF EXHIBITS 1 & 2)

                             EXHIBIT 4 TO FORM T-1



                                    BY-LAWS
                                       OF
                      U.S. BANK TRUST NATIONAL ASSOCIATION

                     U.S. BANK TRUST NATIONAL ASSOCIATION
                                     BYLAWS

                                   ARTICLE I
                           Meetings of Shareholders

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II
                                   Directors

     Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

     Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                   Committees

     Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors of the Association or of an affiliate of the Association. If legally permissible, the board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3. Executive Committee. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5. Meeting Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                   ARTICLE IV
                             Officers and Employees

     Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the board.

     Section 4.3. Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V
                                     Stock

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                  ARTICLE VI
                                Corporate Seal

     Section 6.1. The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used, and the Chairman, the President, the Secretary and any Assistant Secretary shall have the authority to affix such seal:

                                  ARTICLE VII
                           Miscellaneous Provisions

     Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds are held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.


                                  ARTICLE VIII
                                Indemnification

     Section 8.1. The Association shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended. The board of directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification to the extent consistent with 12 CFR 7.201(b)(2), and the Association shall advance all reasonable costs and expenses (including attorney's fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 8.1, all in the manner, under the circumstances and to the extent permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended.

     Section 8.2. Notwithstanding Section 8.1, however, (a) any indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by a federal banking agency, shall be reasonable and consistent with the requirements of 12 USC 1828(k) and the implementing regulations thereunder; and (b) any indemnification payments and advancement of costs and expenses to an institution-affiliated party, as defined at 12 USC 1813(u), in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, shall be consistent with safe and sound banking practices.

                                   ARTICLE IX
                          Interpretation and Amendment

     Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                      ***

                             EXHIBIT 6 TO FORM T-1



                               CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:_____________, 1999



                                       U.S. BANK TRUST NATIONAL ASSOCIATION

                                       ------------------------------------
                                       Mary Willis
                                       Assistant Vice President

                             EXHIBIT 7 TO FORM T-1



                              REPORT OF CONDITION

U.S. BANK TRUST NATIONAL ASSOCIATION                Call Date: 3/31/99                State #: 000000                FFIEC: 034
3384 PEACHTREE ROAD                                 Vendor ID: D                      Cert. #: 35225                 Page: RC-1
ATLANTA, GA 30326                                   Transit #: 09100002


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                            C100

SCHEDULE RC - BALANCE SHEET

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):                                 RCON
     a.  Non-interest-bearing balances and currency and coin (1)____________________________________________  0081         $32,050
     b.  Interest-bearing balances (2)______________________________________________________________________  0071               0

2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)_________________________________________  1754               0
     b.  Available-for-sale securities (from Schedule RC-B, column D)_______________________________________  1773           1,500

3.   Federal funds sold (4) and securities purchased under agreements to resell_____________________________  1350               0
4.   Loans and lease financing receivables:                                              RCON
     a.  Loans and leases, net of unearned income (from Schedule RC-C)________________   2122                   $0
     b.  LESS: Allowance for loan and lease losses____________________________________   3123                    0
     c.  LESS: Allocated transfer risk reserve________________________________________   3128                    0
     d.  Loans and leases, net of unearned income, allowance, and                                             RCON
           reserve (item 4.a minus 4.b and 4.c)_____________________________________________________________  2125               0
5.   Trading assets_________________________________________________________________________________________  3545               0
6.   Premises and fixed assets (including capitalized leases)_______________________________________________  2145               0
7.   Other real estate owned (from Schedule RC-M)___________________________________________________________  2150               0
8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)_______________  2130               0
9.   Customers' liability to this bank on acceptances outstanding___________________________________________  2155               0
10.  Intangible assets (from Schedule RC-M)_________________________________________________________________  2143          21,740
11.  Other assets (from Schedule RC-F)______________________________________________________________________  2160             249
12.  Total assets (sum of items 1 through 11)_______________________________________________________________  2170         $55,539

-------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. BANK TRUST NATIONAL ASSOCIATION                Call Date: 3/31/99                State #: 000000                FFIEC: 034
3384 PEACHTREE ROAD                                 Vendor ID: D                      Cert. #: 35225                 Page: RC-2
ATLANTA, GA 30326                                   Transit #: 09100002


SCHEDULE RC - CONTINUED

                                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:                                                                                                  RCON
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)                              2200          $0
                                                                                             RCON
         (1) Non-interest-bearing (1)_____________________________________________________   6631         $0
         (2) Interest-bearing_____________________________________________________________   6636          0
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1) Non-interest-bearing_________________________________________________________   6631          0
         (2) Interest-bearing_____________________________________________________________   6636          0
14.  Federal funds purchased and securities sold under agreements to repurchase___________   2800          0
15.  a.  Demand notes issued to the U.S. Treasury___________________________________________________________    2840           0
     b.  Trading liabilities________________________________________________________________________________    3548           0
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less______________________________________________________    2332           0
     b. With a remaining maturity of more than one year through three years_________________________________    A547           0
     c. With a remaining maturity of more than three years__________________________________________________    A548           0
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding_______________________________________________    2920           0
19.  Subordinated notes and debentures (3)__________________________________________________________________    3200           0
20.  Other liabilities (from Schedule RC-G)_________________________________________________________________    2930         567
21.  Total liabilities (sum of items 13 through 20)_________________________________________________________    2948        $567
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus__________________________________________________________    3838          $0
24.  Common stock___________________________________________________________________________________________    3230       1,000
25.  Surplus (exclude all surplus related to preferred stock)_______________________________________________    3839      54,000
26.  a.  Undivided profits and capital reserves_____________________________________________________________    3632         (28)
     b.  Net unrealized holding gains (losses) on available-for-sale securities_____________________________    8434           0
     c.  Accumulated net gains (losses) on cash flow hedges ________________________________________________               4,336
27.  Cumulative foreign currency translation adjustments____________________________________________________
28.  Total equity capital (sum of items 23 through 27)______________________________________________________    3210     $54,972
29.  Total liabilities and equity capital (sum of items 21 and 28)__________________________________________    3300     $55,539

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.   Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external                               Number
     auditors as of any date during 1998____________________________________________________________________    6724           2


1   =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2   =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3   =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4   =    Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5   =    Review of the bank's financial statements by external auditors

6   =    Compilation of the bank's financial statements by external auditors

7   =    Other audit procedures (excluding tax preparation work)

8   =    No external audit work


--------

(1) Includes total demand deposits and non-interest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3)  Includes limited-life preferred stock and related surplus.